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                                                                    EXHIBIT 23.1




            Consent of Independent Registered Public Accounting Firm



We consent to the reference to our firm under the captions "Experts" and "Summary consolidated financial information" in the Registration Statement (Form S-4 No. 333-120593) and related Prospectus of Lear Corporation for the registration of $400,000,000 of 5 3/4% Senior Notes due 2014 and to the incorporation by reference therein of our reports dated February 9, 2005, with respect to the consolidated financial statements of Lear Corporation, Lear Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lear Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2004, and the related financial statement schedule of Lear Corporation included therein, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
March 1, 2005